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EXHIBIT 1
Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary Shares, par value $0.01 per share, of Longtop Financial Technologies Limited, a Cayman Islands exempted company, and that this Agreement may be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February  13, 2008.

CATHAY ITFINANCIAL SERVICES LIMITED

By:	/s/Paul S. Wolansky
Name:	Paul S. Wolansky
Title:	Director

CATHAY CAPITAL HOLDINGS, L.P.

By:	/s/Paul S. Wolansky
Name:	Paul S. Wolansky
Title:	Authorized person, New China Capital Management, LLC, the fund manager for Capital Capital Holdings, L.P.

CATHAY CAPITAL GP, LTD.

By:	/s/Paul S. Wolansky
Name:	Paul S. Wolansky
Title:	Director

NEW CHINA CAPITAL MANAGEMENT, LLC

By:	/s/Paul S. Wolansky
Name:	Paul S. Wolansky
Title:	Chairman

TRUST ASSET MANAGEMENT, LLP

By:	/s/S. Donald Sussman
Name:	S. Donald Sussman
Title:	Chairman

CAPITAL ASSET MANAGEMENT, INC.

By:	/s/S. Donald Sussman
Name:	S. Donald Sussman
Title:	Chairman

/s/S. Donald Sussman
S. Donald Sussman

/s/Paul S. Wolansky
Paul S. Wolansky